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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 10/A-3

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                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                        PURSUANT TO SECTION 12(B) OR (G)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                          CHOICE HOTELS HOLDINGS, INC.

                (TO BE RENAMED CHOICE HOTELS INTERNATIONAL, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            ------------------------

                   DELAWARE                                     52-1985619
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)
             10750 COLUMBIA PIKE                                  20901
           SILVER SPRING, MARYLAND                              (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (301) 979-5000

                            ------------------------

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

             TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
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              COMMON STOCK, PAR                          NEW YORK STOCK EXCHANGE
             VALUE $.01 PER SHARE

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
                                      NONE

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ITEM 1.  BUSINESS


     The information required by this item is contained under the sections "Summary," "Introduction," "Risk Factors," "The Distribution," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" of the Information Statement (the "Information Statement") attached hereto as Exhibit 2.01 and such sections are incorporated herein by reference.


ITEM 2.  FINANCIAL INFORMATION

     The information required by this item is contained under the sections "Summary," "Capitalization," "Selected Historical Financial Data," "Pro Forma Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Information Statement and such sections are incorporated herein by reference.

ITEM 3.  PROPERTIES

     The information required by this item is contained under the section "Business" of the Information Statement and such section is incorporated herein by reference.

ITEM 4.  SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information required by this item is contained under the section "Security Ownership of Principal Stockholders and Management" of the Information Statement and such section is incorporated herein by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

     The information required by this item is contained under the sections "Management -- Executive Officers of the Company" and "The Board of Directors" of the Information Statement and such sections are incorporated herein by reference.

ITEM 6.  EXECUTIVE COMPENSATION

     The information required by this item is contained under the sections "Management -- Compensation of Executive Officers" and "The Board of Directors" of the Information Statement and such sections are incorporated herein by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information required by this item is contained under the sections "Relationship Between Manor Care and the Company After the Distribution" and "Certain Relationships and Related Transactions" of the Information Statement and such sections are incorporated herein by reference.

ITEM 8.  LEGAL PROCEEDINGS

     The information required by this item is contained under the sections "Business -- Legal Proceedings" and "Business -- Environmental Matters" and in the Notes to Combined Financial Statements of the Company under the heading "Commitments and Contingencies" which are included in the Information Statement and incorporated herein by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The information required by this item is contained under the sections "The Distribution -- Listing and Trading of Shares of the Company's Common Stock," "Dividend Policy," "Security Ownership of Principal Stockholders and Management" and "Description of Capital Stock of the Company" of the Information Statement and such sections are incorporated herein by reference.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES


     On October 1, 1996, the Registrant issued and sold 10 shares of its common stock to Manor Care, Inc. for $.10 in order to become a wholly-owned subsidiary of Manor Care, Inc. The sale was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.


ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The information required by this item is contained under the sections "The Distribution -- Listing and Trading of Shares of the Company's Common Stock," "Description of Capital Stock of the Company" and "Purposes and Effects of Certain Charter and By-Law Provisions" of the Information Statement and such sections are incorporated herein by reference.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The information required by this item is contained under the section "Liability and Indemnification of Officers and Directors" of the Information Statement and such section is incorporated herein by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The information required by this item is contained (i) under the sections "Summary," "Capitalization," "Selected Historical Financial Data," "Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Information Statement and such sections are incorporated herein by reference and (ii) in the Combined Financial Statements and Supplemental Schedules incorporated by reference in Item 15 hereof, all of which are incorporated herein by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements

        The following Financial Statements of the Company are included in
        Exhibit 2.01 hereto and incorporated herein by reference:


           (i) Combined Financial Statements
                 -- Report of Arthur Andersen LLP, Independent Public Accountants, dated June
                    28, 1996;
                 -- Combined Balance Sheets as of May 31, 1995, May 31, 1996 and August 31, 1996
                    (Unaudited);
                 -- Combined Statements of Income for each of the fiscal years in the three-year period ended May 31, 1996 and for the three-month periods ended August 31,
                    1995 (Unaudited) and August 31, 1996 (Unaudited);
                 -- Combined Statements of Cash Flows for each of the fiscal years in the three-year period ended May 31, 1996 and for the three-month periods ended
                    August 31, 1995 (Unaudited) and August 31, 1996 (Unaudited);
                 -- Notes to Combined Financial Statements.

        The following supplemental schedule of the Company is included in
        Exhibit 99.01 hereto and incorporated herein by reference.

          (ii) Supplemental Schedule
                 -- Schedule II -- Valuation and Qualifying Accounts.

     (b) Exhibits


        EXHIBIT
        NUMBER                                     DESCRIPTION
        -------     --------------------------------------------------------------------------
         2.01       Information Statement dated           , 1996**
         3.01       Form of Restated Certificate of Incorporation of the Registrant**
                    (attached to Information Statement as Appendix A)
         3.02       Form of By-laws of the Registrant*
         4.01       Form of Common Stock certificate***
        10.01       Form of Distribution Agreement dated           , 1996 between Manor Care,
                    Inc. and the Registrant*
        10.02       Form of Trademark Agreement, between Manor Care, Inc. and the Registrant*
        10.03       Intentionally omitted.
        10.04       Form of Time Sharing Agreement between Manor Care, Inc. and the
                    Registrant*
        10.05       Form of Corporate Services Agreement between Manor Care, Inc. and the
                    Registrant*
        10.06       Form of Employee Benefits Administration Agreement between Manor Care,
                    Inc. and the Registrant*
        10.07       Form of Employee Benefits and Other Employment Matters Allocation
                    Agreement between Manor Care, Inc. and the Registrant**
        10.08       Form of Office Lease between Manor Care, Inc. and the Registrant*
        10.09       Form of Office Lease between Manor Care, Inc. and the Registrant*
        10.10       Form of Loan Agreement between MNR Finance Corp. and the Registrant**
        10.11       Form of Procurement Agreement between Manor Care, Inc. and the Registrant*
        10.12       Form of Risk Management Consulting Services Agreement between Manor Care,
                    Inc. and the Registrant**
        10.13       Form of Tax Administration Agreement between Manor Care, Inc. and the
                    Registrant*
        10.14       Form of Tax Sharing Agreement between Manor Care, Inc. and the
                    Registrant**
        10.15       Employment Agreement, dated September 1, 1995, between Manor Care, Inc.
                    and Donald Landry*
        10.16       Form of Assignment Agreement among Manor Care, Inc., the Registrant and
                    Donald Landry.*
        10.17       Form of Employment Agreement between the Registrant and Stewart Bainum,
                    Jr.***
        10.18       Agreement, dated June 1, 1996 among the Registrant, Manor Care, Inc. and
                    Robert C. Hazard, Jr.*
        10.19       Agreement, dated June 1, 1996, among the Registrant, Manor Care Inc. and
                    Gerald W. Petitt*
        10.20       Form of Choice Hotels International, Inc. Supplemental Executive
                    Retirement Plan*
        10.21       Form of Choice Hotels International, Inc. Non-Employee Director Stock
                    Option and Deferred Compensation Stock Purchase Plan*
        10.22       Form of Choice Hotels International, Inc. 1996 Non-Employee Director Stock
                    Compensation Plan*
        10.23       Form of Choice Hotels International, Inc. 1996 Long-Term Incentive Plan*
        10.24       Form of Revolving Credit Facility Agreement between the Registrant and
                    Chase Manhattan Bank**


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
        EXHIBIT
        NUMBER                                     DESCRIPTION
        -------     --------------------------------------------------------------------------
        10.25       Form of Pikesville Sublease between Manor Care, Inc. and the Registrant**
        12.01       Statement re: computation of ratio of earnings to fixed charges**
        21.01       Subsidiaries of the Registrant*
        24.01       Power of Attorney*
        27.01       Financial Data Schedule**
        99.01       Schedule II -- Valuation and Qualifying Accounts**


---------------
  * Previously filed.
 ** Filed herewith.
*** To be filed by amendment.

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

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          CHOICE HOTELS HOLDINGS, INC.


Date: October 3, 1996                     By:                 *


                                          --------------------------------------
                                              Name: Stewart Bainum, Jr.
                                              Title: Chief Executive Officer

*  /s/ JAMES H. REMPE

   ---------------------------------------------------
   James H. Rempe
   Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                 DESCRIPTION
------   ------------------------------------------------------------------------
  2.01   Information Statement dated           , 1996**..........................
  3.01   Form of Restated Certificate of Incorporation of the Registrant**
         (attached to Information Statement as Appendix A).......................
  3.02   Form of By-laws of the Registrant*......................................
  4.01   Form of Common Stock certificate***.....................................
 10.01   Form of Distribution Agreement dated           , 1996 between Manor
         Care, Inc. and the Registrant*..........................................
 10.02   Form of Trademark Agreement between Manor Care, Inc. and the
         Registrant*.............................................................
 10.03   Intentionally omitted ..................................................
 10.04   Form of Time Sharing Agreement between Manor Care, Inc. and the
         Registrant*.............................................................
 10.05   Form of Corporate Services Agreement between Manor Care, Inc. and the
         Registrant*.............................................................
 10.06   Form of Employee Benefits Administration Agreement between Manor Care,
         Inc. and the Registrant*................................................
 10.07   Form of Employee Benefits and Other Employment Matters Allocation
         Agreement between Manor Care, Inc. and the Registrant**.................
 10.08   Form of Office Lease between Manor Care, Inc. and the Registrant*.......
 10.09   Form of Office Lease between Manor Care, Inc. and the Registrant*.......
 10.10   Form of Loan Agreement between MNR Finance Corp. and the Registrant**...
 10.11   Form of Procurement Agreement between Manor Care, Inc. and the
         Registrant*.............................................................
 10.12   Form of Risk Management Consulting Services Agreement between Manor
         Care, Inc. and the Registrant**.........................................
 10.13   Form of Tax Administration Agreement between Manor Care, Inc. and the
         Registrant*.............................................................
 10.14   Form of Tax Sharing Agreement between Manor Care, Inc. and the
         Registrant**............................................................
 10.15   Employment Agreement, dated September 1, 1995, between Manor Care, Inc.
         and Donald Landry*......................................................
 10.16   Form of Assignment Agreement among Manor Care, Inc., the Registrant and
         Donald Landry.*.........................................................
 10.17   Form of Employment Agreement between the Registrant and Stewart Bainum,
         Jr.***..................................................................
 10.18   Agreement, dated June 1, 1996 among the Registrant, Manor Care, Inc. and
         Robert C. Hazard, Jr.*..................................................
 10.19   Agreement, dated June 1, 1996, among the Registrant, Manor Care Inc. and
         Gerald W. Petitt*.......................................................
 10.20   Form of Choice Hotels International, Inc. Supplemental Executive
         Retirement Plan*........................................................
 10.21   Form of Choice Hotels International, Inc. Non-Employee Director Stock
         Option and Deferred Compensation Stock Purchase Plan*...................
 10.22   Form of Choice Hotels International, Inc. 1996 Non-Employee Director
         Stock Compensation Plan*................................................
 10.23   Form of Choice Hotels International, Inc. 1996 Long-Term Incentive
         Plan*...................................................................
 10.24   Form of Revolving Credit Facility Agreement between the Registrant and
         Chase Manhattan Bank**..................................................

EXHIBIT
NUMBER                                 DESCRIPTION
------   ------------------------------------------------------------------------
 10.25   Form of Pikesville Sublease between the Registrant and Manor Care,
         Inc.**..................................................................
 12.01   Statement re: computation of ratio of earnings to fixed charges**.......
 21.01   Subsidiaries of the Registrant*.........................................
 24.01   Power of Attorney*......................................................
 27.01   Financial Data Schedule**...............................................
 99.01   Schedule II -- Valuation and Qualifying Accounts**......................


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  * Previously filed.

 ** Filed herewith.

*** To be filed by amendment.